UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Mac Arthur Crossing, Las Colinas (Irving), Texas

On February 5, 2004, we purchased an existing shopping center known as Mac Arthur Crossing containing 110,975 gross leasable square feet. The center is located at Mac Arthur Boulevard and LBJ Freeway in Las Colinas (Irving), Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,102,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Stein Mart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Stein Mart	34,000	31	6.75	07/96	08/11

For federal income tax purposes, the depreciable basis in this property will be approximately $17,326,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mac Arthur Crossing was built in 1995 and 1996. As of February 1, 2004, this property was 100% occupied, with a total 110,975 square feet leased to 30 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Valley Ranch Vacations	1,381	12/03	24,858	18.00
Dental Lab	3,920	12/04	66,640	17.00
Mailboxes	1,260	02/06	27,720	22.00
Regis Haircutters	1,500	02/06	37,500	25.00
Custom Clearners	2,100	02/06	52,500	25.00
Fanci That	1,996	02/06	35,928	18.00
Radio Shack	2,000	02/06	31,000	15.50
Merle Norman	1,457	03/06	23,880	16.39

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Rice Boxx	2,101	03/06	47,273	22.50
Starbucks Coffee	1,604	04/06	32,080	20.00
Cingular Wireless	4,000	04/06	100,000	25.00
Wolf Camera	1,780	04/06	35,600	20.00
Sally Beauty	1,500	06/06	29,100	19.40
I Fratellis Restaurant	5,000	09/06	102,500	20.50
Subway	1,400	09/06	21,000	15.00
Planet Tan	4,400	10/06	70,400	16.00
Blockbuster Video	6,500	01/07	127,335	19.59
Flowers For You	2,100	02/07	42,000	20.00
State Farm	2,000	03/07	34,000	17.00
Isshin Sushi	4,000	03/07	80,000	20.00
Eyecare	2,000	06/07	40,000	20.00
GNC	1,400	06/07	25,200	18.00
Marshall Message Therapy	640	03/08	11,520	18.00
TD Waterhouse	2,500	04/08	55,000	22.00
Quizno's	2,100	03/09	52,500	25.00
Stein Mart	34,000	08/11	229,500	6.75
Mi Cocina	4,964	01/12	124,100	25.00
Pei Wei	3,160	02/12	96,380	30.50
AWBMS Antenna	1,280	07/16	13,798	10.78
Firestone Tire	6,932	08/16	144,996	20.92

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Promenade at Red Cliff, St. George, Utah

On February 13, 2004, we acquired an existing shopping center known as Promenade at Red Cliff containing 94,936 gross leasable square feet. The center is located at 250 N. Red Cliffs Drive in St. George, Utah.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,636,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Old Navy, Staples, and Big 5 Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Big 5 Sporting Goods	10,058	11	12.46	07/97	06/07

Old Navy	19,317	20	13.80	12/03	11/08

Staples	22,959	24	11.27	06/97	05/12

For federal income tax purposes, the depreciable basis in this property will be approximately $14,727,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Promenade at Red Cliff was built in 1998. As of February 17, 2004, this property was 97% occupied, with a total 91,917 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Franklin Quest	1,206	12/04	30,150	25.00
Panda Express	1,513	12/05	36,312	24.00
Hollywood Entertainment	6,200	12/06	122,328	19.73
Big 5 Sporting Goods	10,058	06/07	125,352	12.46
Vitamin World	1,291	06/07	26,880	20.82
Sally Beauty Supply	1,204	06/07	22,876	19.00
Gen X Clothing	7,816	06/07	129,001	16.50
Cosmo Nails	1,017	07/07	25,128	24.00
Papa John's	1,347	12/07	35,022	24.00
Quiznos	1,424	02/08	30,223	21.22
Durango Grill	2,693	02/08	75,404	28.00
Supercuts	1,030	02/08	24,720	24.00
Mo's & Beyond Matter	500	06/08	15,550	31.72
Thompson Smokehouse	1,365	07/08	39,585	26.00
Cold Stone Creamery	1,173	07/08	32,844	28.00
Country Clutter	1,464	07/08	36,600	25.00
Samuri 21	4,057	08/08	99,315	24.48
Old Navy	19,317	11/08	266,580	13.80
Two Fat Guys	4,283	02/09	91,074	21.26
Staples	22,959	05/12	258,750	11.27

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Newnan Crossing Phase II, Newnan, Georgia

On February 13, 2004, we acquired an existing shopping center known as Newnan Crossing Phase II containing 153,798 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia. This property is adjacent to Newnan Crossing West, which we acquired on December 24, 2003 for approximately $16,808,000. Newnan Crossing West contains 131,196 gross leasable square feet.

We purchased this property from an unaffiliated third party. Our total acquisition cost for Phase II was approximately $22,362,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $145 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Old Navy, Michael's, TJ Maxx and Office Depot, each lease more than 10% of the total gross leasable area of the Phase II property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Michael's	23,704	15	9.00	06/99	02/09

Old Navy	25,000	16	9.00	09/99	09/04

Office Depot	30,000	20	10.75	06/99	06/14

TJ Maxx	30,194	20	7.30	08/99	08/09

For federal income tax purposes, the depreciable basis in Phase II will be approximately $16,772,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Newnan Crossing Phase II was built in 1999. As of February 17, 2004, the property was 100% occupied, with a total 153,798 square feet leased to 13 tenants and one ground lease. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Old Navy	25,000	09/04	225,000	9.00
Radio Shack	3,000	08/06	51,000	17.00
Stratus Communication	1,300	12/06	22,750	17.50
Hibbett's Sporting Goods	7,000	01/07	94,500	13.50
Hallmark	5,000	02/07	72.500	14.50
Crystal Nails & Tan	1,300	04/07	23,400	18.00
Michaels	23,704	02/09	213,336	9.00
Rack Room	7,300	07/09	116,800	16.00
TJ Maxx	30,194	08/09	220,500	7.30
Party City	12,000	10/09	156,000	13.00
Payless Shoesource	3,000	11/09	48,000	16.00
Sizes Unlimited	5,000	01/12	77,500	15.50
Office Depot	30,000	06/14	322,500	10.75
O'Charley's *	*	02/14	60,000	*

* ground lease

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Kelly Tucek

Name: Kelly Tucek
Title: Treasurer

Date: February 20, 2004